UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 400

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2023, Lyft, Inc. (the “Company”) announced that Logan Green, its co-founder and Chief Executive Officer (“CEO”), has decided to transition from his role as CEO, effective as of April 17, 2023, and John Zimmer, its co-founder and President, has decided to transition from his role as President, effective as of June 30, 2023. On March 27, 2023, the Company also announced that the Company’s board of directors (the “Board”) appointed David Risher, a member of the Board since July 2021, to serve as CEO, effective as of April 17, 2023, and President and CEO, effective as of July 1, 2023.

Messrs. Green, Zimmer and Risher will continue serving as members of the Board. Mr. Green has been appointed as Chair of the Board, and Sean Aggarwal, the Company’s current Board Chair, has been appointed as Lead Independent Director, each effective as of April 17, 2023. Mr. Zimmer will continue to serve as Vice Chair of the Board. Each of Mr. Green and Mr. Zimmer will serve as a non-employee advisor to the Company for a period of one year from their respective transition dates in order to facilitate a smooth transition.

Mr. Risher, 57, co-founded Worldreader and has served as its Chief Executive Officer since November 2009 and as Board President since March 2010. Prior to Worldreader, Mr. Risher served as Senior Vice President, US Retail at Amazon.com, Inc. an e-commerce company. Prior to joining Amazon, he served as a General Manager at Microsoft Corporation, a software company. Mr. Risher currently serves on the boards of directors of a number of privately-held and non-profit companies. Mr. Risher holds a B.A. in Comparative Literature from Princeton University, an M.B.A. from Harvard Business School and an honorary Ph.D. from Wilson College.

Risher Offer Letter

On March 27, 2023, the Company entered into an employment letter with Mr. Risher (the “Employment Letter”). The Employment Letter has a term of four years, automatically renewing for additional terms of one year on each one-year anniversary unless the Company or Mr. Risher gives advance notice of nonrenewal, and provides that Mr. Risher’s employment will be at-will. Under the Employment Letter, the Company will pay Mr. Risher an annual salary of $725,000, which shall be subject to review and adjustment based upon the Company’s normal performance review practices. Mr. Risher will have an annual target bonus opportunity of 100% of his base salary for each fiscal year that he is employed with the Company based on achievement of performance goals set by the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that his annual bonus for the Company’s 2023 fiscal year will be $1,000,000, subject to his continued employment through the date of payment (or his termination without “Cause” or resignation for “Good Reason” (each, as defined in the Employment Letter)) which payment will occur on or prior to March 15, 2024.

In addition, pursuant to the Employment Letter, Mr. Risher will receive a signing bonus of $3,250,000. If prior to April 17, 2024, Mr. Risher voluntarily terminates his employment other than for “Good Reason”, his employment is terminated as a result of death or disability or his employment is terminated by the Company for “Cause,” he will be required to repay a pro rata portion (based upon the number of months actually worked) of the gross amount of the signing bonus to the Company within ninety (90) days of the end of his employment.

The Board, upon the recommendation of the Compensation Committee, has approved the grant to Mr. Risher of an award of performance-based restricted stock units covering a total of 12,250,000 shares of the Company’s Class A Common Stock (“PSUs”). The PSUs become eligible to vest upon the attainment of certain stock price goals, as described below. None of the PSUs vest purely based on continued employment.

The PSUs are eligible to vest based on the Company’s stock price performance over a five-year performance period beginning on April 17, 2023. The PSUs are divided into nine tranches. Each tranche is eligible to vest based on the achievement of a stock price goal (each, a “Company Stock Price Target”), measured based on the average of the closing prices of the Company’s Class A Common Stock over a consecutive 90 calendar day period during the performance period as set forth below. This measurement period was designed to reward Mr. Risher only if the Company achieved sustained growth in the Company’s stock price.

The Company Stock Price Targets reflect increases from $10.00 per share (the “Base Price”), which is the average of the closing price of the Company’s Class A Common Stock over the consecutive 30-trading day period up to and including March 24, 2023 (the trading day prior to the grant date). The threshold Company Stock Price Target is $15.00, which is 50% above the Base Price, and the Company Stock Price Targets for each higher tranche increase by an additional 50% to 100% over the Base Price.

The following table shows a summary of each tranche, including the number of PSUs eligible to vest per tranche and the applicable Company Stock Price Target.

Tranche	Company Stock Price Target	Percent Increase over Base Price	PSUs Eligible to Vest
1	$15.00	50%	1,225,000
2	$20.00	100%	1,225,000
3	$25.00	150%	1,470,000
4	$30.00	200%	1,470,000
5	$40.00	300%	1,715,000
6	$50.00	400%	1,715,000
7	$60.00	500%	1,102,500
8	$70.00	600%	1,102,500
9	$80.00	700%	1,225,000
Total			12,250,000

Upon achievement of a Company Stock Price Target, the PSUs in the applicable tranche will vest 50% upon the certification of achievement by the Compensation Committee (but no earlier than April 17, 2024) and 50% on the one year anniversary of such certification, subject in each case to Mr. Risher’s continued service as CEO through the vesting date.

If the average closing price of the Company’s Class A Common Stock fails to reach the Company Stock Price Target for a particular tranche of the PSUs over a consecutive 90 trading day period during the performance period, or if Mr. Risher terminates service to the Company as Chief Executive Officer before achieving the Company Stock Price Target, no portion of that tranche will vest (except in the limited circumstances described below for a qualifying termination of employment). The Company Stock Price Targets and number of shares of the Company’s Class A Common Stock underlying the PSUs will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event under the Company’s 2019 Equity Incentive Plan.

In the event of a change in control of the Company before the end of the performance period, the price in the change in control will be used to determine performance versus the Company Stock Price Targets. For the single tranche (if any) that has a Company Stock Price Target that is immediately above the change in control price, linear interpolation will be used to provide prorated vesting of that tranche. All PSUs earned based on the change in control price will vest immediately prior to the closing of the change in control and any unearned PSUs will be forfeited.

In the event of termination of Mr. Risher’s employment for any reason, any portion of the PSUs for which a Company Stock Price Target has not been achieved generally will be forfeited to the Company upon termination, except as provided below. If Mr. Risher experiences a termination of employment by the Company without “Cause”, or resignation by Mr. Risher with “Good Reason”, any unearned PSUs will remain outstanding and eligible to vest if a Company Stock Price Target is achieved within two months after the date of termination.

The PSUs will be subject to the Company’s Clawback Policy, as adopted on March 12, 2019, as may be amended from time to time in order to comply with the requirements of applicable law or the rules of the stock exchange upon which the Company’s Class A common stock is listed.

The Board currently intends for these PSUs to be the sole equity awards that Mr. Risher receives for the next four years, unless there are unexpected changes in Company’s business or other unforeseen factors that the Board or

Compensation Committee determine would make it in the best interest of the Company and its stockholders to grant additional equity award(s) to him. The PSUs will be subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan (as may be amended by the Board) and a form of PSU Agreement.

The Employment Letter also provides that Mr. Risher will be eligible to participate in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”), a copy of which has been filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-229996), filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019. Under the Severance Plan, if he is terminated without “Cause” or voluntarily resigns with “Good Reason” (in either case, other than within 3 months before or 12 months after a change in control), he will be eligible to receive a lump sum equal to 100% of his annual salary and target bonus, any earned but unpaid bonus for the prior year, 12 months of vesting for time-based awards (excluding awards for which the applicable performance goals have not been achieved) and 12 months of Company-paid COBRA coverage. Additionally, performance-based awards for which the performance goals have not yet been achieved will vest to the extent the applicable goals are achieved within 2 months following such involuntary termination. If Mr. Risher is terminated without “Cause” or voluntarily resigns with “Good Reason” (in either case, within 3 months before or 12 months after a change in control), he will be eligible to receive a lump sum equal to 150% of his annual salary and target bonus, any earned but unpaid bonus for the prior year, 100% vesting for time-based equity awards (including awards for which the performance goals are achieved after termination but within 3 months before a change in control (or in the change in control), but otherwise excluding awards for which the applicable performance goals have not been achieved) and 18 months of Company-paid COBRA coverage. Additionally, a pro rata portion of performance-based awards (other than the PSUs) for which performance goals have not yet been achieved will vest based on actual achievement. All severance payments and benefits under the Severance Plan are subject to the participant signing a release of claims in favor of the Company and complying with various post-employment obligations for a minimum of 12 months.

The Employment Letter also provides that the Company will engage a third-party security consultant to assess Mr. Risher’s security situation as CEO, the results which will be presented to the Board, or a committee of the Board, for consideration.

There are no other arrangements or understandings between Mr. Risher and any other persons pursuant to which Mr. Risher was appointed as President and CEO. There are no family relationships between Mr. Risher and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Employment Letter, which are filed as Exhibit 10.1 hereto and incorporated herein by reference.

Green and Zimmer Transition Agreements

On March 27, 2023, the Company entered into a transition agreement with each of Mr. Green and Mr. Zimmer (the “Green Transition Agreement” and the “Zimmer Transition Agreement”, and collectively, the “Transition Agreements”) in connection with their respective transitions. Pursuant to the Transition Agreements, each of Mr. Green and Mr. Zimmer will serve as a non-employee advisor to the Company for a period of one year following the date he ceases to be an employee of the Company and receive cash payments of $450,000 and cash payments equal to the sum of the cost of premiums for 12 months for continued COBRA coverage. The equity awards held by each of Mr. Green and Mr. Zimmer will continue to vest pursuant to their original award agreements so long as Mr. Green or Mr. Zimmer, respectively, remains a “service provider” (as defined in the Company’s 2019 Equity Incentive Plan), and will be subject to 100% acceleration of any time-based (but not performance-based) vesting conditions in the event of their termination of service from the Board (other than by reason of voluntary resignation from the Board) prior to such awards becoming fully-vested.

In addition, each of Mr. Green and Mr. Zimmer will be granted an award of restricted stock units covering a number of shares of the Company’s Class A Common Stock having a Grant Value (as defined in the Company’s Outside Director Compensation Policy) of $260,000, rounded to the nearest whole share, effective as of the date of the Company’s 2023 annual meeting of stockholders, subject to continued service to the Company through such date (the “RSU Awards”). The RSU Awards shall vest in the same manner as an “Annual Award” under the Company’s Outside Compensation Policy, such that each RSU Award shall vest as to 25% of the shares subject to the award on each of the Company’s first four quarterly vesting dates occurring after the date of the 2023 annual meeting of stockholders, except that the fourth quarterly vesting date of each RSU Award shall occur no later than the day prior to the date of the Company’s 2024 annual meeting of stockholders, in each case, subject to continued service to the Company through such date. As non-employee directors following their employment with the Company, each of Mr. Green and Mr. Zimmer will receive the compensation payable under the Company’s Outside Director Compensation Policy (except that neither Mr. Green nor Mr. Zimmer shall receive an Annual Award (as defined in the Company’s Outside Director Compensation Policy) for 2023), a copy of which has been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022.

The foregoing summary of the Green Transition Agreement and the Zimmer Transition Agreement is subject to, and qualified in its entirety by, the full text of the Green Transition Agreement and the Zimmer Transition Agreement, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, hereto and incorporated herein by reference.

Rideshare Organization Transition

The Company also announced that as part of the planned CEO transition, the Company’s rideshare organization will directly report to the CEO, and Ashwin Raj will step down as Executive Vice President, Head of Rideshare on May 22, 2023. Following Mr. Raj’s departure as an employee, he is expected to continue to serve as an advisor to the Company until November 30, 2023 during which period, in exchange for his services, his outstanding equity awards will continue to vest, provided that he remains as a service provider to the Company.

Item 7.01	Regulation FD Disclosure

On March 27, 2023, the Company confirmed there have been no changes to its previously issued guidance regarding its first quarter 2023 revenue, Contribution Margin and Adjusted EBITDA. The Company expects to report its Q1 2023 results in early May.

On March 27, 2023, the Company issued a press release relating to the matters described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement between Lyft, Inc. and David Risher, dated as of March 27, 2023.

10.2	Transition Agreement between Lyft, Inc. and Logan Green, dated as of March 27, 2023.

10.3	Transition Agreement between Lyft, Inc. and John Zimmer, dated as of March 27, 2023.

99.1	Press Release issued by Lyft, Inc., dated March 27, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “plans,” “intends,” or “target” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s expectations for its financial and operating performance in the first quarter of 2023 and the Company’s executive transition. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding the Company’s ability to forecast its performance due to its limited operating history. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the SEC on February 27, 2023. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement its financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company considers certain financial measures that are not prepared in accordance with GAAP, including Contribution Margin and Adjusted EBITDA. The Company defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period, and defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. The Company defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities.

The Company has not provided the forward-looking GAAP equivalent to its Contribution Margin or Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: March 27, 2023	/s/ Elaine Paul
Elaine Paul
Chief Financial Officer